EXHIBIT 10.12

                                                                        ORIGINAL

MASTER SERVICE CONTRACT

      THIS CONTRACT, made and entered into this 23 day of MAY, 1995, by and between CNG TRANSMISSIONS CORPORATION, a corporation of 445 West main street, Clarksburg, West Virginia 263022450, hereinafter referred to as "CNGT" and INDUSTRIAL DATA SYSTEMS, INC. DBA IDS TECHNICAL SERVICES hereinafter referred to as "Contractor.

                             WORK TO BE PERFORMED

            In consideration of the service or work which has been performed and is to be performed by Contractor, as herein contemplated, and in consideration of the payments which have been made and are to be made by CNGT therefor, it is contemplated that Contractor will, from time to time, be requested by CNGT, through its duly authorized representatives, to perform certain work or furnish certain services to CNGT. The jobs contemplated are any such work or services performed by Contractor in the scope of its usual business. Contractor will begin each particular job at such time as is agreed upon between Contractor and CNGT's representatives and, once having commenced any such job, Contractor will perform all such services or work in a good and workmanlike manner and to the full and complete satisfaction of CNGT. It is specifically understood that all services and work shall be performed subject to all the terms and conditions of this Contract, and this Contract shall become effective and operative when Contractor first commences the performance of any job or the rendering of any particular service.

                                     II.

                            INDEPENDENT CONTRACTOR

            It is expressly understood that Contractor is an independent contractor and that neither Contractor nor Contractor's principals, partners, employees, or subcontractors, are servants, agents or employees of CNGT. As an independent contractor, Contractor agrees to comply with all laws, rules and regulations, whether federal, state or municipal, including, but not limited to laws, rules and regulations designed to protect the environment which, now or in the future, may be applicable to all services or work performed hereunder or applicable to Contractor's business, equipment or employees engaged in or in any 'manner connected with its performance hereunder. Further, Contractor, as an independent contractor, assumes full responsibility for loss of or damage to its materials, machinery, equipment or other property while performing hereunder, provided that Contractor's responsibility for loss of or damage to materials which are the subject of a sale to CNGT shall cease upon delivery of such material
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to CNGT's well site or other job site, or any other point of delivery as specified by CNGT. Contractor specifically releases CNGT, its agents, servants, invitees, employees, co-lessees, co-owners, contractors and subcontractors, from liability for damage to any of Contractor's material, machinery, equipment or other property, except where such damage is caused solely as a result of CNGT's negligence.

                                           III.

                           INSURANCE-AND WORKERS, COMPENSATION

            contractor agrees to procure, maintain and amend, at its sole expense, policies of insurance in the amounts no less than those outlined below, which may from time to time be changed in accordance with CNGT's request as its needs and requirements change:

            Coverages..................................  Limits

Comprehensive General Liability

      Bodily Injury..........................$1,000,000   Each Person
      .......................................$1,000,000   Each Occurrence
      .......................................$1,000,000   Aggregate Products
      .......................................$1,000,000   Aggregate Operations

      Property Damage........................$1,000,000   Each Occurrence
      .......................................$1,000,000   Aggregate Operations
      .......................................$1,000,000   Aggregate Protective
      .......................................$1,000,000   Aggregate Products

Contractual Liability........................$1,000,000   Aggregate

Automobile Liability
 (Owned, non-owned, hired)

      Bodily Injury..........................$1,000,000   Each Person
      .......................................$1,000,000   Each Occurrence

      Property Damage........................$1,000,000   Each Occurrence

            Contractor shall furnish to CNGT, either on forms supplied by Contractor's insurer or by CNGT, certificates of insurance evidencing the fact that proper insurance as set forth above has been secured and no work shall be commenced unless and until the certificates are on file with CNGT. Such insurance policies and certificates must provide that at least thirty (30) days' prior written notice will be mailed to CNGT if the policies are materially changed or canceled and, upon receipt of such notice, CNGT shall have the right to promptly cancel this Contract without waiting for the period provided in
Section VII below. Said policies shall further contain endorsements naming CNGT as an additional insured under said policies and waive the underwriters' rights of subrogation in favor of

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CNGT, its affiliates, subsidiaries, parent, co-owners, co-lessees and joint venturers.

            Contractor shall comply with the Workers' Compensation laws of the state in which the work is to be performed or the services are to be rendered and shall, before commencing work hereunder, furnish CNGT (a) a certificate, issued by the workers' compensation officer or department of the state in which the work is to be performed or the services are to be rendered, that Contractor is entitled to all rights and benefits of the Workers-' compensation laws of such state or (b) a certified copy of the insurance policy under the terms of which %, Contractor's workers' compensation liability is insured under the laws of such state or a certificate of such insurance.

                                     IV.

                                  INDEMNITY

            Contractor shall be responsible, and CNGT shall never be liable, for property damage suffered by any person, firm or corporation, or personal injury to or death of any person, including, but not limited to, Contractor, any of Contractor's employees or the employees of Contractor's subcontractors, and Contractor agrees to indemnify and hold harmless CNGT, its affiliates, subsidiaries, parent corporation, co-owners, co-lessees and joint venturers against any and all claims, demands or suits (including, but not limited to, claims, demands, or suits for property damage, bodily injury, illness, disease, death, or loss of services, property or wages) which may be brought against CNGT by any party, including, but not limited to, any third party, any employee of Contractor, subcontractor of Contractor, or by any employee of subcontractor of Contractor, or the legal representative or successor of any such employee, in anywise arising out of or incident to the work to be performed under this Contract by Contractor, or Contractor's subcontractors, or Contractor's presence in, on or about CNGT's property or job site, irrespective or whether such claims, demands or suits are based on the relationship of master and servant, third party, or otherwise, and even though occasioned, brought about, or caused by, arising out of or resulting from Contractor's work, or its acts, activities, or presence on any location or structure, or travel to and from such location or structure or by or from any other means, relationship, or cause, without limitation whatsoever; provided, however, that nothing herein shall obligate Contractor to indemnify CNGT when such claims, demands or suits arise from the sole and exclusive negligence of CNGT.

            By way of illustration, but not by way of limitation, with respect to whom shall be considered an employee, any person who is on Contractor's payroll and receives, has received or is entitled to receive payment from Contractor in connection with the work performed or to be performed hereunder shall be the employee of Contractor, even though CNGT reimburses Contractor for the amount paid or to be paid such employee. Contractor further agrees to investigate, handle, respond to, provide defense for, and defend any such claim, demand, or suit at its sole expense, and agrees to bear all other costs and

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or services rendered hereunder prior to the time this Contract is terminated.
Notwithstanding anything herein to the contrary, CNGT shall have the option but not the obligation, to declare this Contract terminated effective immediately in the event Contractor fails to comply with any of the provisions hereof, including, but not limited to Items III, IV, IX and X. It is expressly agreed that Contractor's duties and obligations arising under Item IV shall survive cancellation, termination or expiration of the Contract.

                                    VIII.
                                   CONFLICT

            Should the parties hereto enter into any future formal written contract especially prepared to provide for a particular job to be done by Contractor, then in the event any term of such contract conflicts with the terms of this Contract, the terms of this Contract shall prevail with respect to such conflict. No parole agreement of whatsoever nature entered into between CNGT's representative or representatives and Contractor shall ever be deemed to alter or affect the provisions of this Contract.

                                     IX.

                          FAIR AND EQUAL EMPLOYMENT

            Contractor executes simultaneously with this Contract, and agrees to maintain in a current status during the life of this Contract, the Equal Employment Opportunity Compliance Certificate which is supplemental to CNGT Transmission Corporation contracts, purchase orders and sales agreements.

                                      X.
                                    SAFETY

            Contractor and CNGT expressly recognize the fact that the Legislative body or bodies of the state or states in which the work is to be performed or services are to be rendered and the Congress of the United States of America have enacted laws relating to minimum safety standards for Occupational Safety and Health and that governmental agencies have adopted and will hereafter adopt and modify regulations under those laws. Included, without limitation, are the Occupational Safety and Health Act of 1970, as amended, (29 U.S.C.S. 651 et seq.) the Occupational Safety and Health Standards promulgated thereunder at 29 CFR Part 1910 and the Safety and Health Regulations for Construction at 29 CFR Part 1926. Contractor shall take all precautions necessary for the safety of personnel engaged in the performance of the work or the rendering of the services and shall comply in every respect with all applicable laws and regulations in order to prevent accidents or injuries to persons on, about or adjacent to the premises where the work is being performed or the service is to be rendered. Contractor shall provide sufficient supervision and training of its employees concerning all applicable

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expenses related thereto, even if it is groundless, false or fraudulent, but
Contractor may make such investigation, negotiation and settlement of any such claim, demand or suit as it deems expedient.

            CNGT shall notify Contractor immediately of any claim, demand, or suit that may be presented to it by any party, affording Contractor full opportunity to assume the defense of such claim, demand, or suit, and to protect CNGT and itself under the obligations of this Section.

                                      V.

                                SUBCONTRACTING

            In the event Contractor subcontracts any of the work to be performed or services to be rendered hereunder, or contracts for the furnishing of any services or material required to be furnished by a subcontractor, then such Contracts shall contain releases of liability for damage to property of such subcontractor, insurance and workers' compensation requirements, and a hold harmless provision equivalent to Sections II, III and IV above. Unless such Contracts contain such equivalent provisions, any personnel engaged and property used in the furnishing of such services or work shall be deemed employees and property of Contractor for the purpose of Sections II, III and IV set forth above and for the purposes of all other provisions of this Contract.

                                     VI.
                                    LIENS

            Contractor shall pay promptly any and all amounts owed by it for work performed, services rendered, or materials furnished in connection with jobs performed under this Contract so that no lien shall ever attach, or be permitted to attach, to CNGT's property, whether real or personal, and Contractor hereby indemnities CNGT for any and all such claims and liens. In the event Contractor fails to secure a release of any such liens which may attach to CNGT's property, CNGT shall have the right to set-off any amounts due Contractor in order to obtain the release of said liens.

                                     VII.
                                     TERM

            This Contract will continue in full force and effect until terminated by either party so that Contractor may perform, from time to time, such work and/or render such services as the parties mutually may agree: it being understood and agreed that either party hereto may cancel this Contract by giving the other party thirty (30) days' written notice of such cancellation, but neither party hereto shall, by the termination of this Contract, be relieved of its respective obligations and liabilities arising from or incident to work performed

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safety laws, rules and regulations, including but not limited to those referred to above. When on CNGT's work location Contractor shall also comply with CNGT's safety rules. In the event Contractor subcontracts any of the work to be performed or services to be rendered hereunder, such contracts will contain equivalent language to the above.

                                     XI.

                                   NOTICES

            In the event of any accident involving herein Contractor, Contractor agrees to immediately submit a written report of such accident to CNGT's representative, and to notify the proper legal authorities.

            All notices, reports and invoices other correspondence required or made necessary by the terms of this contract shall be deemed to have been properly served when received by the addressee at the address hereinafter listed, via:

              CNG TRANSMISSION CORPORATION
              445 West Main Street
              Clarksburg, West Virginia 26302-2450

              Attention:M.D. REASER

              CONTRACTOR

              Name:  INDUSTRIAL DATA SYSTEMS, INC.  DBA IDS TECHNICAL SERVICES
              Address:  600 CENTURY PLAZA DRIVE, BLDG. 140
              City & State:    HOUSTON, TEXAS 77073-6016

                        ATTN:T. E. DISEL

                                    XIII.

                                APPLICABLE LAW

            This Contract shall be governed by the applicable laws of the state wherein the work contemplated hereunder is performed.

                                    XIII.

                                 SEVERABILITY

            In the event one or more of the provisions contained in this Contract shall be held, for any reason, to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect the remaining provisions hereof, and this Agreement shall remain unaffected and shall be construed as if such invalid, void, illegal or unenforceable provision never had been contained herein.

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                                     XIV.
                                    AUDIT

            CNGT shall have the right to audit Contractor's records relating to all work performed by or on behalf of Contractor for CNGT's account for any calendar year within the thirty-six (36)-month period following the end of such calendar year. This provision shall continue in full force and effect for a period of thirty-six (36) months from the effective date of any termination of this Contract.

                                     XV.

                                  WARRANTIES

            In the event that Contractor hereunder primarily sells items, equipment, supplies, etc. to CNGT with some support services incidentally associated with the said sale, Contractor specifically warrants the merchantability of the items being the subject of sale. Contractor warrants such items to be free of defects. In instances where CNGT purchases from Contractor certain items with specifications for a particular purpose and the requirements are given to Contractor, the latter warrants fitness for the particular purpose disclosed to Contractor.

            IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the date first above written, and warrant, individually, that they have the full right, power and authority to enter into this Contract on behalf of the respective parties hereto. This Contract is intended to supplant in its entirety all previous Master Service Contracts executed between the parties hereto.

WITNESS:                                  CNG TRANSMISSION CORPORATION

 /s/ M.D.REASER                           BY:

                                          Its

WITNESS:                                  INDUSTRIAL DATA SYSTEMS, INC
                                          DBA IDS TECHNICAL SERVICES

/s/ DIANNA M. TUCKER                      BY:/s/ WILLIAM A. COSKEY

                                          Its  PRESIDENT

                                          INDUSTRIAL DATA SYSTEMS  INC.

WITNESS:

                                          DBA IDS TECHNICAL SERVICES

                                          By: WILLIAM A. COSKEY

                                          Its PRESIDENT

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                         EQUAL EMPLOYMENT OPPORTUNITY
                            COMPLIANCE CERTIFICATE

              For purposes of this Equal Employment Opportunity Compliance Certificate, the words "Contract", "Purchase order" or "Sales Agreement" shall mean any agreement or arrangement between CNG Transmission Corporation, hereinafter referred to as '"CNGT", and the Contractor - for the purchase or sale of gas, materials, supplies, or services or for the use of real or personal property, including lease arrangements, which, in whole or in part, are necessary to the performance or any one or more contracts between CNG and the United States of America or under which any portion of CNGT's obligation under any one or more contracts is performed, undertaken, or assumed.

              (A) Contractor is aware of and is fully informed of Contractor's responsibilities under Executive Order 11246 and shall file compliance reports as required by Section 203 of Executive Order 11246 and otherwise comply with the requirements of such Orders.

              (B) Contractor shall be bound by and agrees to the following provisions as contained in Section 202 of Executive Order 11246, to wit:

                  (1) The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, age or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, age or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer, recruitment, or recruitment advertising; layoff or termination; rates of pay or other forms of compensation, and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this non-discrimination clause.

                  (2) The Contractor will, in all solicitations and advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive
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                        consideration for employment without regard to race,
                        color, religion, sex, age or national origin.

                  (3) The Contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advising the labor union or workers' representative of the Contractor's commitments under
                        Section 202 of Executive Order No. 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

                  (4) The Contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

                  (5) The Contractor will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Secretary of Labor for purposes of nvestigation to ascertain compliance with such rules, regulations and orders.

                  (6) In the event of the Contractor's noncompliance with the non-discrimination clauses of this contract or with any of such rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

                  (7)   The Contractor will include the provisions of Paragraphs
                        (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary

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                        of Labor issued pursuant to Section 204 of .Executive
                        Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any sub-contract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions or non-compliance:
                        Provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a sub-contractor or vendor as a result of such direction by the contracting agency, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

            (C) And further, pursuant to the rules and regulations, if the value of the contract or purchase order exceeds $50,000 and the Contractor has 50 or more employees, Contractor will:

                  (1) File, on or before March 31 of each year or within 30 days of accepting a new order, complete and accurate reports on Standard Form 100 (EEO-1) with the appropriate government agency (Section 1.7, Chapter 60, Title 41 of the Code of Federal Regulations).

                  CERTIFICATION OF NONSEGREGATED FACILITIES

            Contractor certifies that he does not maintain or provide for his employees any-segregated facilities at any of his establishments, and that he does not permit his employees to perform their services at any location, under his control, where segregated facilities are maintained. He certifies further that he will not maintain or provide for his employees any segregated facilities at any of his establishments, and the he will not permit his employees to perform their services at any location, under his control where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Employment Opportunity Clause in this agreement. As used in this certification the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color, or national origin, because of habit, local custom or otherwise. He further agrees that (except where he has obtained identical certifications from proposed subcontractors or specific time periods) he will obtain identical certifications from proposed

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subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of Equal Employment Opportunity Clause; that he will retain such certification in his files; and that he will forward the following notice to such proposed subcontractors (except where the proposed subcontractor has submitted identical certifications for specific time periods). NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certification of Nonsegregated Facilities, as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967) must be submitted prior to the award of subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Employment Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually). (1968 MAR.) (Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001).

               CONTRACTOR AND SUBCONTRACTOR LISTING REQUIREMENT

            The Contractor agrees to comply with the requirements of Executive Order 11701 and the rules and regulations issued thereunder, and that all employment openings of the contractor which exist at the time of execution of this contract and those which occur during the performance of this contract, including those not generated by the contract and including those occurring at an establishment of the contractor other than the one wherein the contract is being performed by excluding those of independently operated corporate affiliates, shall, to the maximum extent feasible, be offered for listing at an appropriate local office of the States employment service system wherein the opening occurs and to provide such periodic reports to such local office regarding employment openings and hires as may be required: Provided, that this provision shall not apply to openings which the Contractor fills from within the Contractor's organization or are filled pursuant to a customary and traditional employer-union hiring arrangement and that the listing of employment openings shall involve only the normal obligations which attach to the placing of job orders.

            The Contractor agrees further to place the above provision in any subcontract directly under this contract.

                         MINORITY BUSINESS ENTERPRISE

            Executive Order 11625 provides that it is the policy of the Government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of Government contracts.

            The Contractor agrees to use his best efforts to carry out this policy in the award of his subcontracts in excess of $500,000 to the fullest extent consistent with the efficient

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performance of the contract. As used in the contract, the term "Minority
Business Enterprise" means a business, at least 50 percent of which is owned by minority group members or, in the case of publicly owned business, at least 51 percent of the stock of which is owned by minority group members. For the purposes of this definition, minority group members are Negroes, Spanish-speaking American persons, American-Orientals, American-Indians, American-Eskimos and American Aleuts. Contractors may rely on written representations by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

                      EMPLOYMENT OF HANDICAPPED PERSONS

            In accordance with Executive Order 11758, the Contractor certifies that, in employing persons to carry out contracts entered into with CNG Transmission Corporation, it will take affirmative action to employ and advance in employment qualified handicapped individuals, defined as "any individual who has a physical or mental disability which for such individual constitutes or results in a substantial barrier to employment..-"

            Contractor further certifies that it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $2,500 covering the procurement of personal property and nonpersonal services (including construction).

                                    INDUSTRIAL DATA SYSTEMS, INC.
                                    DBA IDS TECHNICAL SERVICES

                                                  (Contractor)

DATE: 5-9-95                        By: /S/ WILLIAM A. COSKEY

                                    Its PRESIDENT

                                    Address: 600 CENTURY PLAZA DRIVE, BLDG 140
                                                Street

                                             HOUSTON, TEXAS 77073-6016
                                                City, State, Zip

                                      Tele. No: (713) 821-3200